UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2015

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3170 Fairview Park Drive	22042
Falls Church, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (703) 876-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Computer Sciences Corporation (“Company”) has agreed with Mr. Gary Budzinski that he will step down from his position as Executive Vice President and General Manager, Global Infrastructure Services, effective March 2, 2015.
Effective March 2, 2015, Stephen Hilton, 45, has been appointed as Executive Vice President and General Manager, Global Infrastructure Services.
Mr. Hilton will receive an annual base salary of $650,000. Starting with the Company’s 2016 fiscal year, Mr. Hilton will also be eligible for an annual cash incentive award (at target) equal to 100% of base salary, guaranteed for the first year at the greater of 50% of target or actual performance. In addition, beginning with the 2016 fiscal year, Mr. Hilton will be eligible to receive a long-term equity incentive award (“LTI Award”) each year with a grant-date value of 300% of his annual base salary, in each case with terms and conditions generally applicable to awards granted to other senior executive officers of the Company. Forty percent (40%) of each LTI Award will be delivered in stock options and the remaining 60% in performance-vested restricted stock units (PSUs), or such other proportion as may be determined by the Compensation Committee of the Company’s Board of Directors from time to time. If Mr. Hilton’s employment is terminated by the Company without cause or by Mr. Hilton for good reason prior to the first annual vesting date of the fiscal 2016 LTI Award, 1/3 of the stock options subject to the award will vest and be exercisable for 90 days following his termination date, and 25% of the PSUs subject to the award will vest if the performance goals are satisfied for fiscal 2016.
In addition, at the same time as the fiscal 2016 LTI Award is granted, Mr. Hilton will also be granted a one-time inducement equity award with a grant-date value of 225% of his annual base salary (“Inducement Award”), which will consist of 40% stock options and 60% PSUs, with terms and conditions the same as the regular fiscal 2016 LTI Award. The number of shares subject to the LTI Awards and Inducement Award will be determined in accordance with the Company’s Equity Grant Policy.
Mr. Hilton has executed and is subject to the Company’s standard non-competition and non-solicitation agreement. The standard non-competition and non-solicitation agreement provides that Mr. Hilton will be subject to certain restrictive covenants, including (i) non-disclosure restrictions, (ii) non-solicitation of the Company's employees, clients and prospective clients during the term of his employment and for a period of twenty-four months thereafter, and (iii) non-competition during the term of employment and for a period of twelve months thereafter.
Prior to joining the Company, from 2006 to 2014, Mr. Hilton served as Managing Director and Chief Information Officer, Technology Infrastructure Services, and as Head of Corporate Real Estate & Services at Credit Suisse. Prior to his tenure at Credit Suisse, Mr. Hilton served from 2003 to 2006 in an Information Technology leadership role at JP Morgan Chase. Prior to that, from 1996 to 2003, Mr. Hilton worked at the Company as a service delivery executive, technical architect and business development/sales director and was based in London, Singapore and New York.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: March 2, 2015	By: /s/ Paul N. Saleh
Paul N. Saleh
Executive Vice President and Chief Financial Officer